NEWS RELEASE

Captech Financial Group, Inc. Changes Name to Boo Koo Holdings, Inc.

To Trade on OTC Bulletin Board Under New Stock Symbol: BOKO.OB

Addison, Texas - Captech Financial Group (previously OTC.BB: CPFG.OB) today announced that it changed its name to Boo Koo Holdings, Inc., the parent company of Boo Koo Beverages, Inc. The name change was completed in conjunction with the recent merger of Boo Koo Beverages, Inc. and Captech Financial Group which was announced on August 2, 2007. Effective today, the Company’s ticker symbol on the OTC Bulletin Board will change to OTC.BB: BOKO.OB to reflect the name change.

Voting and all other rights relating to the Company’s common stock will not be affected by the name change. Further, the name change has no impact on the validity or transferability of currently outstanding Captech stock certificates. Stockholders are not required to surrender existing certificates as a result of the name change.

About Boo Koo

Boo Koo develops, produces, markets and distributes alternative beverage category energy drinks under the Boo Koo® brand name. Boo Koo currently sells and distributes its products in 43 states throughout the United States and parts of Canada through its network of regional bottlers and other direct store delivery distributors, including independent Coca-Cola, Pepsi, Cadbury Schweppes and other wholesale distributors. Boo Koo’s products are sold primarily to mainstream convenience and grocery store chains, drug stores, gas stations and other mainstream and discount consumer stores.

Forward-looking Statements

This news release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the option to purchase additional securities. Forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company's control, and which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements, including its reliance on distributors of its products, its ability to manage inventory, its ability to maintain relationships with customers, its reliance on third parties to produce and package its products, its limited operating history, the availability and cost of raw materials, effects of competition and the other factors to listed under “Risk Factors” in its filings with the SEC. All statements other than statements of historical fact are statements that could be forward-looking statements. The Company assumes no obligation to update the information contained in this news release.

Contact:

Steve Ruffini
CFO
Boo Koo Beverages
972-818-3862 ext. 280
steve.ruffini@bookooenergy.com